Exhibit 99.1

P R E S S R E L E A S E

US MEDIA CONTACT: Mary Ellen Ynes A&R Edelman 650-762-2849 mynes@ar-edelman.com
FOR RELEASE May 30, 2007
Intervoice Secures Multi-million Dollar Renewal Contract with Leading Global
Financial Services Firm to Expand Hosted Services Business
DALLAS, May 30, 2007 — A leading global financial services firm with operations in more than 50 countries has extended and expanded its existing hosted services agreement with Intervoice, Inc. (NASDAQ: INTV) to further leverage Intervoice’s expertise and capabilities in voice portal, contact center and VoIP technology over the next four years. Based on the customer’s minimum commitments, Intervoice is valuing the contract at approximately $17.0 million over 4 years, subject to certain cancellation provisions. However, it is anticipated that the company will recognize revenues well in excess of the contractual minimums based on the customer’s current usage of Intervoice’s services and plans for expansion. In the short term, the contract is expected to generate quarterly revenues similar to those generated under the prior contract. Intervoice is a world leader in unified communications with more than 23,000 installations worldwide. Citing competitive issues, the client requested anonymity in this announcement.
“With the increased adoption and migration to speech applications more and more enterprises are recognizing the value of hosted services offerings for providing automated self-service solutions to their customers. In the past three years in particular we’ve seen increased momentum including from the financial services vertical which is one of our largest market segments for hosting,” commented Jim Milton, chief operating officer, Intervoice. “This firm’s decision to expand on its existing contract is testament to the high standards and commitment we have to ensuring our hosted and managed services are providing the best in voice automation applications delivered within our unique and scalable approach to hosting. We are honored to be expanding our relationship with this firm, and proud that they have been an Intervoice customer for more than five years.”
Intervoice has been providing hosted services to enterprises in North America since 1999. The company’s hosted services business covers a variety of vertical industries such as financial services, healthcare, utilities, insurance, technology, retail and travel. A significant part of the company’s hosted business is in the financial services vertical. Offering packaged, configurable and customized speech applications, Intervoice delivers the same flexible solution in the most appropriate business model for the customer — premise-based traditional solutions and various hosting models such as dedicated hosted, and shared/multi-tenant hosted (SaaS).

Intervoice said it is not unusual for the Company to receive large contracts. This contract or any large contract is not necessarily indicative of the Company’s revenues or earnings for the fiscal quarter. Intervoice currently anticipates recognizing revenue on this contract commencing with its fiscal quarter ending August 31, 2007 and continuing through its fiscal quarter ending August 31, 2011.
About Intervoice
Intervoice is a world leader in unified communications, providing scalable, switch-independent software and professional services that power standards-based voice portals, multi-channel IP contact centers, and next-generation mobile-enhanced services. Since 1983, Intervoice solutions have been used by many of the world’s leading banks, communications companies, healthcare institutions, utilities and government entities. With more than 5,000 customers in 75 countries, Intervoice helps enterprises and network operators stay competitive by offering their customers best-in-class services. Intervoice Voice Portal, IP contact center software, IMS-enabled messaging products, Media Exchange™ platform and custom-built and packaged applications are available on-premise and, selectively, as managed or hosted services by Intervoice. For more information, visit www.intervoice.com
Forward-Looking Statements
Intervoice has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning its business and operations that are based on management’s current beliefs. All statements other than statements of historical fact in this press release are forward—looking statements. Readers are cautioned to read the risks and uncertainties, described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the risks and uncertainties set forth under the caption entitled “Cautionary Disclosures to Qualify Forward Looking Statements” in the Company’s Annual Report filed on Form 10-K and Quarterly Reports filed on Form 10-Q. Intervoice cautions current and potential investors that such risks and uncertainties could result in material differences from the forward-looking statements in this press release.
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